EXHIBIT 5.1


                       Law Offices                           Baltimore, MD
         Ballard Spahr Andrews & Ingersoll, LLP                Camden, NJ
               1225 17h Street, Suite 2300                  Philadelphia, PA
               Denver, Colorado 80202-5596                 Salt Lake City, UT
                      303-292-2400                            Voorhees, NJ
                    Fax: 303-296-3956                        Washington, DC
                Lawyers@ballardspahr.com


                April 8, 2002

Vista Exploration Corporation
11952 Farley
Shawnee Mission, KS 66213

                  Re:      Registration Statement on Form SB-2

Gentlemen:

     We have acted as counsel to Vista Exploration Corporation, a Colorado corporation formerly known as Bail Corporation ("Vista"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 1,440,000 shares of Vista common stock (the "Shares") for resale by the registered holders of the Shares.

     In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon the foregoing, we are of the opinion that the Shares, when resold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Colorado.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   Ballard Spahr Andrews & Ingersoll, LLP